CAS MEDICAL SYSTEMS, INC.
                          44 East Industrial Road
                        Branford, Connecticut 06405




NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 1999



To the Stockholders of
   CAS MEDICAL SYSTEMS, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CAS MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, June 16, 1999, at 10:00 a.m., Eastern Daylight Time, at the offices of the Company, 44 East Industrial Road, Branford, Connecticut 06405, for the following purposes:
   (1)  To elect five directors of the Company, each for a term of one year;
   (2)To ratify the selection of Arthur Andersen LLP as independent auditors for the Company's fiscal year ending December 31, 1999;
   (3)To transact such other business as may properly come before the Meeting.
   Only stockholders of record at the close of business on April 23, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

   By Order of the Board of Directors,






   Louis Celano
   Secretary

Branford, Connecticut
April 23, 1999




   If you do not plan to attend the Annual Meeting to vote your shares, please complete, date, sign and promptly mail the enclosed proxy card in the return envelope provided. No postage is necessary if mailed in the United States. Any person giving a proxy has the power to revoke it at any time, and shareowners who are present at the meeting may withdraw their proxies and vote in person.

                         CAS MEDICAL SYSTEMS, INC.
                          44 East Industrial Road
                        Branford, Connecticut 06405


                              PROXY STATEMENT


   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CAS Medical Systems, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, June 16, 1999, at 10:00 a.m. Eastern Daylight Time at the offices of the Company, 44 East Industrial Road, Branford, Connecticut 06405, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

   This Proxy Statement, Notice of Meeting and accompanying proxy card are first being mailed to stockholders on or about April 23, 1999.

GENERAL
   All proxies duly executed and received by the persons designated as proxies therein will be voted on all matters presented at the Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of specific instructions, will be voted in favor of election to the Board of Directors of the five (5) candidates nominated by the board and in favor of the other proposal indicated on such proxy. Management does not know of any other matter which may by brought before the Meeting, but in the event that any other matter should properly come before the Meeting or any nominee should not be available for election, the persons named as proxies will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his or her proxy at any time before the Meeting by written notice to such effect received by the Company at the address shown above, Attention: Corporate Secretary, by delivery of a subsequently dated proxy, or by attending the Meeting and voting in person.

   The Common Stock is the only class of security entitled to vote at the meeting, each share being entitled to one vote. The total number of shares of Common Stock outstanding as of April 23, 1999, the record date established by the Company's Board of Directors for stockholders entitled to notice of the Meeting and to vote at the Meeting, were 9,346,777. A majority of the issued and outstanding shares of Common Stock, or 4,673,389 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present and voting at the Meeting is required to approve each of the matters presented.

   A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder at the Company's offices, 44 East Industrial Road, Branford, Connecticut 06405, for a period of ten days prior to the Meeting and at the Meeting itself.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

      The following table sets forth information as to the beneficial ownership of each person who is not a director or executive officer, known to the Company to own more than 5% of the outstanding Common Stock as of April 23, 1999:

Name and Address of
Beneficial Owner or               Amount and Nature of           Percentage
Identity of Group               Beneficial Ownership (1)          of Class

Haulbowline Ltd.                    1,451,000                       15.5%
c/o The Bank of Bermuda Limited
6 Front Street
PO Box HM 1020
Hamilton HMDX, Bermuda

Estate of Garry Evans                 500,000                        5.4%
Weybridge, Surrey
United Kingdom

J. Sanford Davis                      500,000                        5.4%
14 Longview Terrace
Madison, CT  06443

Stock Ownership of Directors and Executive Officers

      The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of April 23, 1999 by each director of the Company, each of the executive officers named in the Summary Compensation Table included elsewhere herein and the current directors and executive officers of the Company as a group:
                               Amount and Nature of              Percentage
Name                         Beneficial Ownership (1)             of Class

Louis P. Scheps                  1,333,325 (2)                      13.0%
Myron L. Cohen, Ph.D.              955,453 (3)                      10.2%
Lawrence S. Burstein               251,875 (4)                       2.7%
Jerome Baron                     1,675,200 (5)                      17.6%
Saul S. Milles, M.D.                60,000 (6)                       0.6%
All officers and directors
 as a group (5 persons)          4,275,853                          40.1%
(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.

(2) Includes warrants to purchase 819,000 shares and options to purchase 81,000 shares, each exercisable within 60 days.
(3)  Includes options to purchase 15,000 shares exercisable within 60 days.
(4) Includes warrants to purchase 150,000 shares exercisable within 60 days. Also includes 92,500 shares held in Mr. Burstein's IRA rollover account and 9,375 shares owned directly and indirectly by a family member.
(5) Includes warrants to purchase 200,000 shares exercisable within 60 days. Also includes 1,451,000 shares owned by Haulbowline Ltd., as to which shares Mr. Baron has voting and dispositive power.
(6) Consists of Common Stock underlying warrants to purchase 60,000 shares exercisable within 60 days.

ITEM 1 ELECTION OF DIRECTORS

     Five Directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are duly elected and qualify. The shares represented by the proxies will be voted in favor of the election as Directors of the persons named below unless authority to do so is withheld. If any nominee is not a candidate for election at the Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and the others named below.

Louis P. Scheps - Director since 1990
     Mr. Scheps, 67, was appointed President and CEO of the Company in September of 1990. He had held the position of Director of Manufacturing since 1986. Prior thereto, Mr. Scheps was employed by Posi-Seal International as Vice President from 1969 to 1985. Mr. Scheps received his engineering degree from Purdue University and his business education from the GE Management Program.

Myron L. Cohen, Ph.D. - Director since 1984
     Dr. Cohen, 65, founder of the Company, has been involved in developing and marketing medical products for over 33 years. Dr. Cohen was Director of Research and Development for the Hospital Products Division of Chesebrough-Pond's Inc. from 1978 to 1983. From 1966 through 1978, Dr. Cohen was Professor of Mechanical Engineering at Stevens Institute of Technology and was co-founder and director of the Institute's Medical Engineering Laboratory.
 Dr. Cohen was awarded the Humboldt Prize by the Federal Republic of Germany for his work in biomedical engineering. He has lectured throughout the European Union countries on problems in technology and medicine.

Lawrence S. Burstein - Director since 1985
     Mr. Burstein, 56, has been an officer, director and stockholder of Unity Venture Capital Associates, Ltd. from March, 1996. Prior thereto he was an officer, director and stockholder of Trinity Capital Corporation since October 1982. Mr. Burstein is a director of four other public companies, THQ, Inc., a manufacturer of video game cartridges and toys, The MNI Group, Inc., a company that markets specially formulated medical foods, Brazil Fast Food Corp., a company operating approximately 160 fast food restaurants in Brazil and Unity First Acquisition Corp. which is engaged in the acquisition of other companies.

Jerome S. Baron - Director since 1986
     Mr. Baron, 72, has been in the securities industry since 1944. He was a Vice President in the International Department at Loeb Rhoades & Company, a Partner at Andreson & Company, and Chairman and Chief Executive Officer of Foster Securities, Inc., which he founded in 1974. In 1977, Foster
Securities merged with Brean Murray Securities Inc. Mr. Baron is
President of Brean Murray and Company, Inc. He is a Director of U.S. Communications, Inc., a company engaged in the activation of wireless products, and Haulbowline Ltd., a private offshore company. He attended
Kings Point Merchant Marine Academy and Pace University.

Saul S. Milles, M.D. -  Director since 1991
     Dr. Milles, 68, served as Medical Director of the General Electric Company from 1984 to 1998. Prior to that, he was in active medical practice in New Haven, Connecticut, as an internist and gastro-enterologist from 1961 to 1984. He had served as Attending Physician at the Yale Medical Center and had been appointed a Clinical Associate Professor of Medicine at the Yale Medical School, as well as President of the Medical staff. He has been involved in issues relating to medical ethics, health screening and employment of the handicapped. Dr. Milles was active in developing policies for smoking abatement and substance abuse treatment. He has served as an adviser to the Office of Technolology Assessment of the U.S. Congress. Dr. Milles attended Cornell University and received his M.D. degree from the University of Rochester. He received post-graduate medical education at Yale Medical Center.

Meetings of the Board of Directors
     During the Company's fiscal year ended December 31, 1998, the Board of Directors held three meetings and acted twice by unanimous consent. Each director attended at least 75% of the meetings of the Board of Directors held and of all committess of the Board of Directors on which he served while he was Director or a member of a committee of the Board of Directors.

Committees of the Board
     The Board has standing Compensation and Audit Review Committees.

Compensation Committee. The Compensation Committee, composed of Messrs. Burstein and Baron, met twice during Fiscal 1998. Its functions are to review the Company's general compensation strategy; establish salaries and review benefit programs, and certain other compensation plans; and approve certain employment contracts.

Audit Review Committee. The Audit Review Committee, composed of Messrs. Burstein and Baron, met twice during Fiscal 1998. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company's policies regarding business ethics and conflicts of interest; and discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters.

COMPENSATION OF EXECUTIVE OFFICERS

   The following table sets forth information concerning the compensation during the last three fiscal years of the executive officers of the Company
(hereinafter referred to collectively as the named executive officers).

                             SUMMARY COMPENSATION TABLE
                                                                     Long

                                          Other     Rest-            Term
All
                                          Annual   ricted  Warrants  Incen-
Other
                                          Compen-  Stock   /Options  tive
Compen-
                          Salary   Bonus   sation  Awards    SARs   Payouts
sation
Principal Position  Year    ($)     ($)     ($)      ($)      (#)     ($)
($)

Louis P. Scheps     1998  185,228  75,000      0      0     100,000    0
2,910
  President         1997  185,203  50,000      0      0           0    0
2,483
  and CEO           1996  178,333  50,000      0      0      34,000    0
2,276

Myron L. Cohen      1998   94,828  16,300      0      0           0    0
3,166
  Executive Vice    1997   91,153  14,000      0      0           0    0
3,103
  President         1996   85,000  21,000      0      0      15,000    0
3,037


   The following table sets forth the grant of stock options and warrants made during the year ended December 31, 1998 to the persons named in the Summary
Compensation Table:

                     OPTION/WARRANT GRANTS IN LAST FISCAL YEAR

                           Number of

                          Securities     % of Total Options/
                          Underlying     Warrants Granted to
                           Options/        Employees in        Exercise
Expiration
                      Warrants Granted    Fiscal Period          Price
Date


Louis P. Scheps           100,000              80%              $1.00
8/31/2008
Myron L. Cohen              -                   -                 -
-





         Aggregated Warrants/Option/SARs Exercised in last Fiscal Year and
                         FY-End Warrants/Option/SARs Values
                                Number of
                               Unexercised               Value of Unexercised
                           Warrants/Options/SARs         in-the-Money Options
                               at FY-End (#)                 at FY-End (1)
Name                    Exercisable   Unexercisable    Exercisable
Unexercisable


Louis P. Scheps          900,000        100,000         $231,329       $0

   President and CEO

Myron L. Cohen            15,000              0                0        0
  Executive Vice
   President

   (1) Computed based upon the difference between the closing price of the Company's Common Stock on December 31, 1998 ($.594) and the exercise price.

No warrants/options were exercised by the named executive officers in 1998.

Long-Term Incentive Plan Awards in Fiscal Year Ended December 31, 1998

   No long-term incentive Plan awards were made in 1998.

Employment Contracts and Termination Benefits

   The Company and Mr. Scheps have entered into an employment agreement pursuant to which Mr. Scheps will serve as President and Chief Executive Officer of the Company. As of September 1, 1998, the employment agreement was amended (as amended, the "Employment Agreement") to extend is term through August 31, 2000 and provide for a base salary of $185,000 per year. The Employment Agreement also provides that if a "Change of Control" (as defined below) occurs, and upon such Change of Control occurring the Employment Agreement is not extended for a period of at least one year following the stated termination date of the Employment Agreement, then Mr. Scheps shall be paid a lump sum of $250,000 on such stated termination date.
 "Change of Conrol" is defined in the Employment Agreement to mean (i) a sale of all or substantially all of the Company's assets, (ii) a merger involving the Company in which the Company is not the survivor and the Company's stockholders prior to the merger control less than fifty percent of the voting stock of the surviving entity, (iii) a sale by the Company's stockholders to an acquiror or acquirors acting in concert of more than a majority of the then outstanding stock of the Company owned by the Company's stockholders, or (iv) any event similar to any of the foregoing. In connection with the amendment of the Employment Agreement, Mr. Scheps was granted a warrant to purchase 100,000 shares of Company common stock at an exercise price of $1.00 per share. This warrant is exercisable solely in the event of a Change of Control.

   The Company also has an employment agreement with Dr. Cohen under which he serves as Executive Vice President of the Company through December 31, 1999 at an annual base salary of $99,600. There are no benefits payable to Dr. Cohen upon termination of the agreement.

Compensation of Directors

   During 1998, the Company paid an annual fee of $10,000 to each of the Directors, other than those also serving as officers, and paid no other fee for attendance at the meetings.

                                 MANAGEMENT

Executive Officers

   The following table sets forth the names and positions of the executive officers of the Company:

   Name                        Position

   Louis P. Scheps             President and CEO
   Myron L. Cohen              Executive Vice President

        Louis P. Scheps, 67, was appointed President and CEO of the Company in September of 1990. He had held the position of Director of Manufacturing since 1986. Prior thereto, Mr. Scheps was employed by Posi-Seal International as Vice President from 1969 to 1985. Mr. Scheps received his engineering degree from Purdue University and his business education from the GE Management Program.

        Myron L. Cohen, Ph.D., 65, founder of the Company, has been involved in developing and marketing medical products for over 33 years. Dr. Cohen was Director of Research and Development for the Hospital Products Division of Chesebrough-Pond's Inc. from 1978 to 1983. From 1966 through 1978, Dr. Cohen was Professor of Mechanical Engineering at Stevens Institute of Technology and was co-founder and director of the Institute's Medical Engineering Laboratory. Dr. Cohen was awarded the Humboldt Prize by the Federal Republic of Germany for his work in biomedical engineering. He has lectured throughout the European Union countries on problems in technology and medicine.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

   Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

ITEM 2  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   Unless otherwise instructed, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection by the Company's Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1999. That firm has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries, nor has any member of such firm had any such connection during the past three years.

   Arthur Andersen LLP has served as the Company's independent auditor since 1985. A representative from Arthur Andersen LLP is expected to attend the Meeting and will be afforded the opportunity to make a statement or respond to appropriate questions from stockholders or both.

   The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for Fiscal 1999.

OTHER MATTERS

   As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be presented at the Company's 2000 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8, promulgated under the Exchange Act, must be received at the Company's offices not later than December 29, 1999 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.




   A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES OF SUCH REPORT, AS WELL AS COPIES OF THE COMPANY'S FORM 10-KSB, INCLUSIVE OF SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1998, FILED WITH THE COMMISSION, WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO LOUIS CELANO, CAS MEDICAL SYSTEMS, INC., 44 EAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405.

                         CAS MEDICAL SYSTEMS, INC.

            44 East Industrial Road, Branford, Connecticut 06405
        This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Louis P. Scheps and Lawrence S. Burstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse, all the shares of Common Stock of CAS MEDICAL SYSTEMS, INC. (the "Company") held of record by the undersigned on April 23, 1999 at the Annual Meeting of Stockholders to be held on June 16, 1999 or any adjournment thereof.

                      (To Be Signed on Reverse Side.)

     Please mark your
[X]  votes as in this
     example.

                 FOR
             all nominees    WITHHOLD
           listed at right  AUTHORITY
              (except as     to vote
             marked to the    for all
             the contrary    nominees
                below)        below

1. Election of   [  ]          [  ]        Nominees:  Louis P. Scheps
   Directors                                          Myron L. Cohen, Ph.D.
                                                      Lawrence S. Burstein
(INSTRUCTION: To withhold authority to                Jerome Baron
vote for any individual nominee, strike               Saul S. Milles, M.D.
out such nominee's name listed at right
and write name on the space provided below.)

                                          FOR     AGAINST   ABSTAIN
2. To ratify the selection of Arthur      [  ]     [  ]       [  ]
   Andersen LLP as independent audi-
   tors for the Company's fiscal year
   ending December 31, 1999.

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2. Please sign exactly as name appears on the left.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)________________________________DATE_______________________
Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.